                 CONTRIBUTION AND STOCKHOLDER SUPPORT AGREEMENT


          THIS CONTRIBUTION AND STOCKHOLDER SUPPORT AGREEMENT, dated as of December 6, 2001 (this "AGREEMENT"), is entered into by and among Leapnet, Inc., a Delaware corporation (the "COMPANY"), SPRI, Ltd., a Delaware corporation ("PARENT"), SPRI Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("PURCHASER"), and Robert M. Figliulo and David A. Figliulo (each, a "STOCKHOLDER" and, collectively, the "STOCKHOLDERS").

                                    RECITALS

          WHEREAS, the Company, Parent and Purchaser previously entered into an Agreement and Plan of Merger, dated as of November 21, 2001 (as the same may be amended or supplemented from time to time, the "MERGER AGREEMENT"), which provides, among other things, that Purchaser will make a cash tender offer (the "TENDER OFFER") for all of the outstanding capital stock of the Company and, after expiration of the Tender Offer, will merge with and into the Company (the "MERGER"), in each case upon the terms and subject to the conditions in the Merger Agreement (with all capitalized terms used but not defined herein having the meanings set forth in the Merger Agreement);

          WHEREAS, each Stockholder owns the number of shares of common stock, par value $0.01 per share, of the Company (the "COMMON STOCK") set forth opposite his or its name on ANNEX A hereto (such shares of Common Stock, together with any other shares of capital stock of the Company acquired (whether beneficially or of record) by such Stockholder after the date hereof and during the term of this Agreement, including any shares acquired by means of purchase, dividend or distribution, or issued upon the exercise of any warrants or options, and the conversion of any convertible securities or otherwise being collectively referred to herein as, the "SUBJECT SHARES");

          WHEREAS, as a condition to the willingness of the Company to enter into the Merger Agreement, the Company has required that each Stockholder agree and, in order to induce the Company to enter into the Merger Agreement, each Stockholder has agreed, to enter into this Agreement;

          NOW, THEREFORE, to induce the Company to enter into, and in consideration of their entering into, the Merger Agreement, and in consideration of the premises and the representations, warranties and agreements contained herein, the parties agree as follows:

          1. REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER. The Stockholders jointly and severally represent and warrant to the Company as of the date hereof in respect of himself as follows:

               (a) AUTHORITY. Such Stockholder has the legal capacity and all requisite power and authority to execute and deliver this Agreement and to perform his or its obligations and consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each Stockholder, and constitutes a valid and binding obligation of each such Stockholder enforceable in accordance with its

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     terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law).

               (b) THE SUBJECT SHARES. Except as set forth on ANNEX A hereto, each Stockholder is the record and beneficial owner of, and has good and marketable title to, the Subject Shares set forth opposite his name on ANNEX A hereto, free and clear of any and all Encumbrances except for any such Encumbrances that do not restrict or otherwise limit such Stockholder's ability to perform its obligations hereunder. Each Stockholder does not own, of record or beneficially, any shares of capital stock of the Company (or rights to acquire any such shares) other than the Subject Shares set forth opposite his or its name on ANNEX A hereto. Except as set forth on ANNEX A hereto, each Stockholder has the sole right to vote, sole power of disposition, sole power to issue instructions with respect to the matters set forth in Sections 2 and 3 hereof and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Stockholder's Subject Shares, with no material limitations, qualification or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement. The Subject Shares are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights.

               (c) NO CONFLICTS. (i) No filing with, and no permit, authorization, consent or approval of, any state, federal or foreign public body or authority is necessary for the execution of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby, (ii) the execution and delivery of this Agreement by such Stockholder do not, and the consummation by such Stockholder of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or breach or default (with or without notice or lapse of time or both) under (A) any provision of any trust, loan or credit agreement, note, bond, mortgage, indenture, guarantee, lease, license, contract or other agreement to which such Stockholder is a party or by which such Stockholder is bound or (B) any material judgment, order, writ, injunction, notice, decree, statute, law, ordinance, rule or regulation applicable to such Stockholder or its property or assets and (iii) the execution and delivery of this Agreement by such Stockholder do not, and the consummation by such Stockholder of the transactions contemplated hereby will not, violate any material laws applicable to such Stockholder.

          2.   CONTRIBUTION OF SUBJECT SHARES.

               (a) Each Stockholder agrees (i) to contribute the Subject Shares to Purchaser not later than the second Business Day prior to the date of initial expiration of the Tender Offer, in each case, free and clear of any Encumbrances except those arising from this Agreement and (ii) not to withdraw any Subject Shares so tendered. If any Stockholder acquires Subject Shares after the date hereof, such Stockholder shall tender (or cause the record holder to tender) such Subject Shares on or before the second Business Day prior to the date of initial expiration of the Tender Offer or, if later, as soon as practicable after such acquisition. For the avoidance of doubt, the parties understand and acknowledge that the Subject Shares shall be counted as shares validly tendered and not withdrawn in the Tender Offer in determining whether the Minimum Condition (as defined in ANNEX A to the Merger Agreement) has been satisfied.

               (b) Each Stockholder hereby agrees to permit Purchaser to publish and disclose in the Tender Offer Documents and, if approval of the stockholders of the Company is required under applicable law, the Proxy Statement (including all documents and schedules filed with the SEC), his identity and ownership of Common Stock and the nature of such Stockholder's commitments, arrangements and understandings under this Agreement.

          3. AGREEMENT TO VOTE. The Stockholders jointly and severally agree that:

               (a) At any meeting of stockholders of the Company called to vote upon the Merger Agreement and the transactions contemplated thereby, however called, or at any adjournment thereof or in connection with any written consent of the holders of Common Stock or in any other circumstances upon which a vote, consent or other approval with respect to the Merger Agreement and the transactions contemplated thereby is sought, the Stockholder shall be present (in person or by proxy) and shall vote (or cause to be voted) all Subject Shares then held of record or beneficially owned by such Stockholder in favor of the Merger and the Merger Agreement and the transactions contemplated thereby.

               (b) At any meeting of stockholders of the Company, however called, or at any adjournment thereof or in connection with any written consent of the holders of Common Stock or in any other circumstances upon which a vote, consent or other approval is sought, the Stockholder shall vote (or cause to be voted) all Subject Shares then held of record or beneficially owned by such Stockholder against any action or agreement (other than the Merger Agreement or the transactions contemplated thereby) that would impede, interfere with, delay, postpone or attempt to discourage the Merger, the Tender Offer or the other transactions contemplated by this Agreement and the Merger Agreement, including, but not limited to: (i) any Acquisition Proposal; (ii) any action that is likely to result in a breach in any respect of any representation, warranty, covenant or any other obligation or agreement of the Company under the Merger Agreement or result in any of the conditions set forth in Exhibit A to the Merger Agreement not being fulfilled; or (iii) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company and its Subsidiaries.

          4. RESTRICTION ON TRANSFER. Except with respect to security interests that may be granted under any loan or other agreement entered into by Parent, Purchaser or the Stockholders in connection with the financing of the Tender Offer, Merger or other transactions contemplated by the Merger Agreement but that do not restrict or otherwise limit the Stockholders' ability to perform their respective obligations under this Agreement, Stockholder agrees not (a) to sell, transfer, pledge, encumber, assign or otherwise dispose of (collectively, "TRANSFER"), or enter into any contract, option or other arrangement or understanding with respect to the Transfer by such Stockholder of, any of the Subject Shares or offer any interest in any thereof to any Person other than pursuant to the terms of the Tender Offer, the Merger or this Agreement, (b) to enter into any voting arrangement or understanding, whether by proxy, power of attorney, voting agreement, voting trust or otherwise, with respect to the Subject Shares or (c) take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect in any material respect or have the effect of preventing or disabling such Stockholder from performing its obligations under this Agreement.

          5. FURTHER ASSURANCES. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. Without limiting the foregoing, each party hereto will, from time to time and without further consideration, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments and shall take all such other action as any other party may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement, including vesting good title to the Subject Shares in Purchaser.

          6. TERMINATION. Except for Section 8 (and Sections 5 and 9 through 12 to the extent they relate thereto), which shall terminate in accordance with the terms set forth therein, this Agreement, and all obligations, agreements and waivers hereunder, will terminate and be of no further force and effect on the earlier of: (a) the date the Merger Agreement is terminated in accordance with its terms; and (b) the Effective Time; PROVIDED, HOWEVER, that nothing herein shall relieve any party from liability for any breach hereof.

          7. WAIVER OF APPRAISAL AND DISSENTER'S RIGHTS. Each Stockholder waives and agrees not to exercise any rights of appraisal or rights to dissent from the Merger that such Stockholder may have with respect to such Stockholder's Subject Shares.

          8. STOCKHOLDER CAPACITY. No person executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes any agreement or understanding herein in his capacity as such director or officer. Each Stockholder signs solely in its capacity as the record holder and beneficial owner of such Stockholder's Subject Shares and nothing herein shall limit or affect any actions taken by any Stockholder in his capacity as an officer or director of the Company to the extent specifically permitted by the Merger Agreement. This Section shall survive termination of this Agreement.

          9. ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to the remedy of specific performance of such provisions and to an injunction or injunctions or such other equitable relief as may be necessary to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal or state court located in Cook County, Illinois, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit such party to the personal jurisdiction of any federal or state court located in Cook County, Illinois in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (b) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that such party will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than a federal or state court sitting in Cook County, Illinois and (d) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

          10. STOP TRANSFER ORDER; LEGEND. In furtherance of this Agreement, concurrently herewith, each Stockholder hereby does authorize the Company to notify the Company's transfer agent that there is a stop transfer order with respect to all of the Subject Shares (and that this Agreement places limits on the voting and transfer of such shares). Upon the reasonable request of the Company, each Stockholder agrees as promptly as is reasonably practicable to apply a legend to all certificates representing the Subject Shares referring to this Agreement; PROVIDED that, no such legend shall restrict the transfer of the Subject Shares if such transfer is made pursuant to this Agreement.

          11. ADJUSTMENTS TO PREVENT DILUTION, ETC. In the event of a stock dividend or distribution, or any change in the Company's Common Stock by reason of any stock dividend, split-up, reclassification, recapitalization, combination, exchange of shares or the like, the term "Subject Shares" shall be deemed to refer to and include the Subject Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Subject Shares may be changed or exchanged. In such event, the amount to be paid per share by Purchaser shall be proportionately adjusted.

          12.  GENERAL PROVISIONS.

               (a) AMENDMENTS. This Agreement may not be modified, altered, supplemented or amended except by an instrument in writing signed by each of the parties hereto.

               (b) NOTICE. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the Company, Parent or Purchaser in accordance with Section 10.02 of the Merger Agreement and to the Stockholders at their respective addresses set forth in ANNEX A hereto (or to such other address as any party may have furnished to the other parties in writing in accordance herewith).

               (c) INTERPRETATION. When a reference is made in this Agreement to Sections, such reference shall be to a Section to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

               (d) COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

               (e) ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement (including, without limitation, the documents and instruments referred to herein), (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person or entity other than the parties hereto any rights or remedies hereunder.

               (f) BINDING AGREEMENT. This Agreement and the obligations hereunder shall attach to the Subject Shares and shall be binding upon the parties and any person or entity to which legal or beneficial ownership of the Subject Shares shall pass, whether by operation of law or otherwise, including, without limitation, any Stockholder's administrators or successors. Notwithstanding any transfer of Subject Shares, the transferor shall remain liable for the performance of all obligations of the transferor under this Agreement.

               (g) GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without reference to the conflict of laws principles thereof.

               (h) COSTS AND EXPENSES. All costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses.

                (i) ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the Company, Parent, Purchaser and each Stockholder, as the case may be.

               (j) SEVERABILITY. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

                            [signature page follows]

     IN WITNESS WHEREOF, the Company, Parent, Purchaser and each Stockholder have caused this Agreement to be signed by their respective officer thereunto duly authorized as of the date first written above.

                                       THE COMPANY:

                                       LEAPNET, INC.



                                       By: /s/ Stephen J. Tober
                                           ------------------------------
                                           Name: Stephen J. Tober
                                           Title: President & COO



                                       PARENT:

                                       SPRI, LTD.



                                       By: /s/ Robert M. Figliulo
                                           ------------------------------
                                           Name: Robert M. Figliulo
                                           Title: President


                                       PURCHASER:

                                       SPRI ACQUISITION CORP.



                                       By: /s/ Robert M. Figliulo
                                           ------------------------------
                                           Name: Robert M. Figliulo
                                           Title: President

                                       STOCKHOLDERS:

                                       ROBERT M. FIGLIULO



                                       By: /s/ Robert M. Figliulo
                                           ------------------------------
                                           Name: Robert M. Figliulo

                                       DAVID A. FIGLIULO



                                       By: /s/ David A. Figliulo
                                           ------------------------------
                                           Name: David A. Figliulo

                                       ROBERT M. FIGLIULO GRANTOR RETAINED
                                       ANNUITY TRUST



                                       By:  /s/ Robert M. Figliulo
                                           ------------------------------
                                           Robert M. Figliulo, Sole Trustee


                                       FIGLIULO FAMILY ASSOCIATES II L.P., a
                                       Delaware limited partnership



                                       By: /s/ Robert M. Figliulo
                                           ------------------------------
                                           Robert M. Figliulo, General Partner
                                           and Trustee


                                       ROBERT M. AND KIM M. FIGLIULO FAMILY
                                       FOUNDATION



                                       By: /s/ Robert M. Figliulo
                                           ------------------------------
                                           Robert M. Figliulo, Trustee


                                       DAVID A. FIGLIULO GRANTOR RETAINED
                                       ANNUITY TRUST



                                       By: /s/ David A. Figliulo
                                           ------------------------------
                                           David A. Figliulo, Sole Trustee

                                     ANNEX A


STOCKHOLDER                                                                  SHARES HELD
------------------------------------          ---------------------------------------------------------------------------

Robert M. Figliulo                            o     511,700 SHARES OF COMMON STOCK:  Includes 119,177 shares owned by the Robert M. Figliulo Grantor Retained Annuity Trust, for which
c/o Leapnet, Inc.                                   Robert M. Figliulo serves as sole trustee and has sole investment
420 West Huron Street                               and voting discretion, includes 53,995 shares owned by Figliulo
Chicago, Illinois 60610                             Family Associates II L.P., a Delaware limited partnership, of which partnership Robert M. Figliulo is a general partner and serves as trustee and has sole investment and voting discretion, and includes
                                                    13,020 shares owned by the Robert M. and Kim M. Figliulo Family
                                                    Foundation, for which Robert M. Figliulo serves as trustee and has sole investment and voting discretion.

                                              o     OPTIONS TO PURCHASE 23,870 SHARES OF COMMON STOCK, OF WHICH
                                                    6,075 SHARES ARE CURRENTLY VESTED.


David A. Figliulo                             o     352,791 SHARES OF COMMON STOCK:  Includes 108,443 shares owned by the David A. Figliulo Grantor Retained Annuity Trust, for which
c/o Leapnet, Inc.                                   David A. Figliulo serves as sole trustee and has sole investment
420 West Huron Street                               and voting discretion. Does not include an aggregate of 12,138
Chicago, Illinois 60610                             shares held by the Figliulo Family Associates, L.P., a Delaware limited partnership, of which partnership Mr. Figliulo is a general partner. Mr. Figliulo disclaims beneficial ownership of such shares.

                                              o     OPTIONS TO PURCHASE 17,360 SHARES OF COMMON STOCK, OF WHICH
                                                    4,340 SHARES ARE CURRENTLY VESTED.
